EX-99.23.j.i

                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our report dated July 24, 2001 for the Jumper Strategic Advantage Fund and the GJMB Growth Fund (the "Funds") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 58 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants" in the Statements of Additional Information of the Funds.



         /s/
-----------------------------------------------------
McCurdy & Associates CPA's, Inc.

Cleveland, Ohio
October 24, 2001